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                                                                    EXHIBIT 10.1

                             AMERIGAS PROPANE, INC.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                   (amended and restated as of March 1, 2005)



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                                TABLE OF CONTENTS

                                                                    PAGE
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Article I        Statement of Purpose................................ 2

Article II       Definitions......................................... 2

Article III      Participation and Vesting........................... 4

Article IV       Benefits............................................ 4

Article V        Form and Timing of Benefit Distribution............. 5

Article VI       Funding of Benefits................................. 5

Article VII      The Committees...................................... 6

Article VIII     Amendment and Termination........................... 7

Article IX       Claims Procedures................................... 8

Article X        Miscellaneous Provisions............................ 9



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                                   ARTICLE I

                              STATEMENT OF PURPOSE

     Sec. 1.01 PURPOSE. The purpose of the AGP SERP is to provide a fair and competitive level of retirement benefits to certain management and other highly compensated employees and thereby to attract and retain the highest quality executives to the General Partner of AmeriGas Partners, L.P. and AmeriGas Propane, L.P. In addition, the benefits under the AGP SERP are also designed to compensate certain terminated employees by taking into account in determining their pension benefits periods of time during which payments are made under the AmeriGas Propane, Inc. Executive Severance Pay Plan. To address these purposes, certain Employees of AmeriGas Propane, Inc. (those designated as "Participants") will be provided with supplemental retirement benefits.

     This amendment and restatement of the AGP SERP shall be effective as of March 1, 2005. It is intended that benefits that are earned and vested under the AGP SERP as of December 31, 2004 shall be considered "grandfathered" benefits for purposes of section 409A of the Internal Revenue Code.

                                    ARTICLE I

                                   DEFINITIONS

     Sec. 2.01 "Administrative Committee" shall mean the administrative committee designated pursuant to Article VII of the AGP SERP to administer the AGP SERP in accordance with its terms.

     Sec. 2.02 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     Sec. 2.03 "AGP" shall mean AmeriGas Propane, Inc.

     Sec. 2.04 "AGP 401(k) Plan" shall mean the AmeriGas Propane, Inc. 401(k) Savings Plan.

     Sec. 2.05 "AGP SERP" shall mean the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan as set forth herein and as the same may be hereafter amended.

     Sec. 2.06 "Board" shall mean the Board of Directors of AGP.

     Sec. 2.07 "Compensation/Pension Committee" shall mean the
Compensation/Pension Committee of the Board or such other committee designated by the Board of AGP to perform certain functions with respect to the AGP SERP.

     Sec. 2.08 "Compensation" shall mean actual base salary earned plus the amount of annual bonus payable under the applicable bonus or severance plan in each plan year (October 1 - September 30), including Deferred Compensation, whether or not paid in that plan year. Compensation shall be prorated for all partial fiscal years during which the Employee is a Participant.
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     Sec. 2.09 "Deferred Compensation" shall mean the amount of an Employee's compensation payable under the applicable annual bonus plan as would otherwise be payable to a Participant except for an election by the Employee to have such compensation deferred to and paid in a subsequent year, excluding compensation payable under the applicable bonus plan for years beginning prior to the Effective Date.

     Sec. 2.10 "Effective Date" shall mean October 1, 1996.

     Sec. 2.11 "Employee" shall mean any person in the employ of AGP or any successor employer other than a person (i) whose terms and conditions of employment are determined through collective bargaining with a third party or
(ii) who is characterized as an independent contractor by AGP, no matter how characterized by a court or government agency. No retroactive characterization of an individual's status for any other purpose shall make an individual an "Employee" for purposes hereof unless specifically determined otherwise by AGP for the purposes of this AGP SERP.

     Sec. 2.12 "Employment Commencement Date" shall mean the first day on which a Participant became an employee of AGP, any Subsidiary or Affiliate of AGP, or any entity whose business or assets have been acquired by AGP, its Subsidiary or Affiliate or by any predecessor of such entities. If any interruption of employment occurred after the date described in the preceding sentence, the "Reemployment Commencement Date" shall be the first day on which the Participant became an employee as described in the preceding sentence after the most recent such interruption of the employment relationship between the Employee and AGP or any of its Subsidiaries or Affiliates, unless the Administrative Committee determines otherwise.

     Sec. 2.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Sec. 2.14 "Grandfathered Benefits" shall mean those benefits that are earned and vested under the AGP SERP as of December 31, 2004 and that are not subject to the requirements of section 409A of the Internal Revenue Code.

     Sec. 2.15 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

     Sec. 2.16 "Key Employee" shall mean (i) an officer of AGP or its Affiliates having annual compensation greater than $130,000 (as adjusted for inflation pursuant to section 416(i) of the Internal Revenue Code, and limited to 50 employees), (ii) a five percent owner of AGP and its Affiliates, or (iii) a one percent owner of AGP and its Affiliates who has annual compensation from AGP and its Affiliates greater than $150,000, as determined by the Administrative Committee in a manner consistent with the regulations issued under section 409A of the Internal Revenue Code.

     Sec. 2.17 "Participant" shall mean an Employee of AGP who is compensated on a salaried basis at grade level 36 or higher or such other level as the Compensation/Pension Committee may designate.


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     Sec. 2.18 "Subsidiary" shall mean any corporation in which AGP, directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which AGP, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

     Sec. 2.19 "Termination for Cause" shall mean termination of employment by reason of misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material gross adverse effect on the business, operations, assets, properties or financial condition of AGP, AmeriGas Partners, L.P., AmeriGas Propane, L.P., or their Subsidiaries and Affiliates, taken as a whole.

                                  ARTICLE III

                            PARTICIPATION AND VESTING

     Sec. 3.01 VESTING. Benefits under this AGP SERP shall vest on the fifth anniversary of a Participant's Employment Commencement Date, unless the Compensation/Pension Committee determines that a Participant's benefits should vest, in whole or in part, sooner.

                                   ARTICLE IV

                                    BENEFITS

     Sec. 4.01 AMOUNT. AGP shall establish for each Participant an account to which shall be credited annually an amount equal to 5% of the Participant's maximum recognizable compensation under section 401(a)(17) of the Internal Revenue Code and 10% of the Participant's Compensation, if any, in excess of such maximum recognizable compensation. In addition, effective for amounts forfeited in 2005 and subsequent years, in the event that any portion of the employer matching contribution allocated to a Participant under the AGP 401(k) Plan with respect to a prior plan year is forfeited to satisfy the nondiscrimination requirements of section 401(k), 401(m) or 401(a)(4) of the Internal Revenue Code, AGP shall credit to the Participant's account under the AGP SERP, in the year in which the forfeiture occurs, an amount that is equal to the forfeited employer matching contributions, adjusted for earnings and losses as provided under the AGP 401(k) Plan to the date forfeited.

     Sec. 4.02 TIMING OF CREDITS. Amounts shall first be credited to a Participant's account as of September 30, 1997, and annually thereafter as soon as benefits can be calculated.

     Sec. 4.03 BENEFIT INTEREST. Amounts credited to a Participant's account shall accrue interest from the effective date as of which they are so credited until the date they are paid to the Participant. Such interest shall be credited annually on the opening balance of a Participant's account as of each September 30 after 1997. The rate of interest shall be equal to the total year-to-date rate of return on the trust portfolio for the Retirement Income Plan for Employees of UGI Utilities, Inc. (the "RIP"), except that the rate of interest in any fiscal year may not exceed the rate of return assumed in determining the annual cost of the RIP for that year plus one percent or be less than zero. The Administrative Committee shall make appropriate adjustments to interest credited with respect to any amounts that are credited to the AGP SERP during the year pursuant




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to Section 4.01 and with respect to Participants who receive a distribution from the Plan during the year.

     Sec. 4.04 DIVESTITURE. Each Participant shall be divested of, and shall immediately forfeit, any benefit to which the Participant is otherwise entitled under the AGP SERP if the Participant's employment is Terminated for Cause.

                                   ARTICLE V

                     FORM AND TIMING OF BENEFIT DISTRIBUTION

     Sec. 5.01 FORM OF BENEFIT DISTRIBUTIONS. Benefits payable under the AGP SERP shall be paid in a lump sum to the Participant, the Participant's designated beneficiary, or the Participant's estate.

     Sec. 5.02 TIMING OF BENEFIT DISTRIBUTIONS. Except as otherwise required by
Section 5.03 below, benefits payable under the AGP SERP shall be paid as soon as practicable after a Participant's retirement or termination for a reason other than Termination for Cause; in no event shall such payment be made later than the later of (i) 90 days after a Participant's retirement or termination for a reason other than Termination for Cause, or (ii) December 31 of the year in which such retirement or termination occurs.

     Sec. 5.03 KEY EMPLOYEES. If required by section 409A of the Internal Revenue Code, and applicable regulations or other guidance, any benefit payable under the AGP SERP that is not a Grandfathered Benefit and that is payable to a Key Employee may not be paid before the date that is six months after the date of the Key Employee's retirement or other termination of employment.

                                   ARTICLE VI

                               FUNDING OF BENEFITS

     Sec. 6.01 SOURCE OF FUNDS. The Board may, but shall not be required to, authorize the establishment of a funding vehicle for the benefits described herein. In any event, AGP's obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Participant shall have any right to any specific assets of AGP or any such vehicle.

     Sec. 6.02 PARTICIPANT CONTRIBUTIONS. There shall be no contributions made by Participants under the AGP SERP.

                                   ARTICLE VII

                                 THE COMMITTEES

     Sec. 7.01 APPOINTMENT AND TENURE OF ADMINISTRATIVE COMMITTEE MEMBERS. The Administrative Committee shall consist of one or more persons who shall be appointed by and serve at the pleasure of the Compensation/Pension



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Committee. Any Administrative Committee member may resign by delivering his or her written resignation to the Compensation/Pension Committee. Vacancies arising by the death, resignation or removal of an Administrative Committee member may be filled by the Compensation/Pension Committee.

     Sec. 7.02 MEETINGS; MAJORITY RULE. Any and all acts of the
Administrative Committee taken at a meeting shall be by a majority of all members of the Administrative Committee. The Administrative Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum). The Administrative Committee may also act by unanimous consent in writing without the formality of convening a meeting.

     Sec. 7.03 DELEGATION. The Administrative Committee may, by majority decision, delegate to each or any one of its members, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Administrative Committee, even though such person alone may sign any document required by third parties. The Administrative Committee shall elect one of its number to serve as Chairperson. The Chairperson shall preside at all meetings of the Administrative Committee or shall delegate such responsibility to another Administrative Committee member. The Administrative Committee shall elect one person to serve as Secretary to the Administrative Committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Administrative Committee.

     Sec. 7.04 AUTHORITY AND RESPONSIBILITY OF THE ADMINISTRATIVE COMMITTEE. The Administrative Committee shall have only such authority and responsibilities as are delegated to it by the Compensation/Pension Committee or specifically under this AGP SERP. Among those delegable authorities and responsibilities are:

          (a) maintenance and preservation of records relating to Participants, former Participants, and their beneficiaries;

          (b) preparation and distribution to Participants of all information and notices required under federal law or the provisions of the AGP SERP;

          (c) preparation and filing of all governmental reports and other information required under law to be filed or published;

          (d) construction of the provisions of the AGP SERP, to correct defects therein and to supply omissions thereto;

          (e) engagement of assistants and professional advisers;

          (f) arrangement for bonding, if required by law; and

          (g) promulgation of procedures for determination of claims for benefits.

     Sec. 7.05 COMPENSATION OF ADMINISTRATIVE COMMITTEE MEMBERS. The members of the Administrative Committee shall serve without compensation for their services as such, but all expenses of the Administrative Committee shall be paid or reimbursed by AGP.

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     Sec. 7.06 COMMITTEE DISCRETION. Any discretion, actions or interpretations to be made under the AGP SERP by the Administrative Committee or by the Compensation/Pension Committee on behalf of AGP shall be made in its sole discretion, not acting in a fiduciary capacity, need not be uniformly applied to similarly situated individuals, and shall be final, binding and conclusive upon the parties.

     Sec. 7.07 INDEMNIFICATION OF THE COMMITTEES. Each member of the Administrative Committee and each member of the Compensation/Pension Committee shall be indemnified by AGP against costs, expenses and liabilities (other than amounts paid in settlement to which AGP does not consent) reasonably incurred by the member in connection with any action to which the member may be a party by reason of the member's service on the applicable Committee, except in relation to matters as to which the member shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of the member's duties. The foregoing right to indemnification shall be in addition to such other rights as the Administrative Committee member or the Compensation/Pension Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrative Committee member or the Compensation/Pension Committee member may be entitled pursuant to the by-laws of AGP. Service on the Administrative Committee or the Compensation/Pension Committee shall be deemed in partial fulfillment of the applicable Committee member's function as an employee, officer, or director of AGP, if the Committee member also serves in that capacity.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

     Sec. 8.01 AMENDMENT. The provisions of the AGP SERP may be amended at any time and from time to time by a resolution of the Board; provided, however, that no such amendment shall serve to reduce the benefit that has accrued on behalf of a Participant as of the effective date of the amendment, and, provided further, however, that the Compensation/Pension Committee may make such amendments as are necessary to keep the AGP SERP in compliance with applicable law and minor amendments which do not materially affect the rights of the Participants or significantly increase the cost to AGP, AmeriGas Partners, L.P. or AmeriGas Propane, L.P.

     Sec. 8.02 AGP SERP TERMINATION. While it is AGP's intention to continue the AGP SERP indefinitely in operation, the right is, nevertheless, reserved to terminate the AGP SERP in whole or in part at any time; provided, however, that no such termination shall serve to reduce the benefit that has accrued on behalf of a Participant as of the effective date of the termination.


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                                   ARTICLE IX

                                CLAIMS PROCEDURES

     Sec. 9.01 CLAIM. Any person or entity claiming a benefit, requesting an interpretation or ruling under the AGP SERP (hereinafter referred to as "claimant"), or requesting information under the AGP SERP shall present the request in writing to the Administrative Committee, which shall respond in writing or electronically. The notice advising of the denial shall be furnished to the claimant within 90 days of receipt of the benefit claim by the Administrative Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Administrative Committee shall provide notice of the extension prior to the termination of the 90 day period. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

     Sec. 9.02 DENIAL OF CLAIM. If the claim or request is denied, the written or electronic notice of denial shall state:

          (a) The reason(s) for denial;

          (b) Reference to the specific AGP SERP provisions on which the denial is based;

          (c) A description of any additional material or information required and an explanation of why it is necessary; and

          (d) An explanation of the AGP SERP's claims review procedures and the time limits applicable to such procedures, including the right to bring a civil action under section 502(a) of ERISA.

     Sec. 9.03 FINAL DECISION. The decision on review shall normally be made within 60 days after the Administrative Committee's receipt of claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing or in electronic form and shall:

          (a) State the specific reason(s) for the denial;

          (b) Reference the relevant AGP SERP provisions;

          (c) State that the claimant is entitled to receive, upon request and free of charge, and have reasonable access to and copies of all documents, records and other information relevant to the claim for benefits; and

          (d) State that the claimant may bring an action under section 502(a) of ERISA.

All decisions on review shall be final and bind all parties concerned.

     Sec. 9.04 REVIEW OF CLAIM. Any claimant whose claim or request is denied or who has not received a response within 60 days may request a review by notice given in writing or


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electronic form to the Administrative Committee. Such request must be made within 60 days after receipt by the claimant of the written or electronic notice of denial, or in the event the claimant has not received a response, 60 days after receipt by the Administrative Committee of the claimant's claim or request. The claim or request shall be reviewed by the Administrative Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Sec. 10.01 NONALIENATION OF BENEFITS. None of the payments, benefits or rights of any Participant under the AGP SERP shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the AGP SERP, except any right to designate a beneficiary or beneficiaries in connection with any form of benefit payment providing benefits after the Participant's death.

     Sec. 10.02 NO CONTRACT OF EMPLOYMENT. Neither the establishment of the AGP SERP, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of AGP, and all Participants and other Employees shall remain subject to discharge to the same extent as if the AGP SERP had never been adopted.

     Sec. 10.03 SEVERABILITY OF PROVISIONS. If any provision of the AGP SERP shall be held invalid or unenforceable, such validity or unenforceability shall not affect any other provisions hereof, and the AGP SERP shall be construed and enforced as if such provision had not been included.

     Sec. 10.04 HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES. The AGP SERP shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.

     Sec. 10.05 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the AGP SERP, and shall not be employed in the construction of the AGP SERP.

     Sec. 10.06 GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     Sec. 10.07 CONTROLLING LAW. The AGP SERP shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law, which shall otherwise control, and exclusive of any Pennsylvania choice of law provisions.


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     Sec. 10.08 PAYMENTS TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge AGP, the Board, the Administrative Committee, the Compensation/Pension Committee and all other parties with respect thereto.

     Sec. 10.09 LOST PAYEES. A benefit (including accrued interest) shall be deemed forfeited if the Board or the Administrative Committee is unable to locate a Participant to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the proper payee for the forfeited benefit.

     Sec. 10.10 SECTION 409A. The AGP SERP is intended to comply with the applicable requirements of section 409A of the Internal Revenue Code, and shall be administered in accordance with section 409A to the extent section 409A applies to the AGP SERP. Notwithstanding anything in the AGP SERP to the contrary, with respect to benefits that are not Grandfathered Benefits, distributions may only be made under the AGP SERP upon an event and in a manner permitted by section 409A. To the extent that any provision of the AGP SERP would cause a conflict with the requirements of section 409A of the Internal Revenue Code, or would cause the administration of the AGP SERP to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.

     IN WITNESS WHEREOF, and as evidence of its adoption of the AGP SERP, AGP has caused the same to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the 1st day of March 2005.


Attest:                                AMERIGAS PROPANE, INC.


___________________________________    By: _________________________________
Robert H. Knauss                           Eugene V.N. Bissell
Secretary                                  President and Chief Executive Officer

                                           Date: March 15, 2005


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